POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Earl Hunt, John Rhee, Kristin Hester and Ryan Del Guidice with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee and/or officer of Apollo Origination II (UL) Capital Trust, any statement of beneficial ownership on Form 3, 4, or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 21st day of January, 2025.

/s/ Earl Hunt	Trustee, Chief Executive Officer and Chairperson
Earl Hunt
/s/ Carl J. Rickertsen	Trustee
Carl J. Rickertsen
/s/ Meredith Coffey	Trustee
Meredith Coffey
/s/ John Rhee	Chief Financial Officer and Treasurer
John Rhee
/s/ Kristin Hester	Chief Legal Officer and Secretary
Kristin Hester
/s/ Ryan Del Giudice	Chief Compliance Officer
Ryan Del Giudice